Exhibit 10.1

DIAMOND OFFSHORE

EXECUTIVE RETENTION PLAN

Section 1. Purpose.

The purpose of this Plan is to motivate and reward certain executives of the Company, identified herein as the Participants, to continue in the service of the Company by providing each Participant who remains actively employed by the Company in Good Standing until the time of payment with a Payment, thereby advancing the interests of the Company and its stockholders. The Compensation Committee, in consultation with the Board of Directors of the Company, has determined that an eligible Participant shall be entitled to receive the Retention Payments, as described further below, in the event the Participant remains an active employee of the Company in Good Standing at all times through the respective payment dates, subject to the terms and conditions of this Plan and the respective Retention Agreement. The payment of any Payment under this Plan shall be subject to the satisfaction in full of all of the terms and conditions stated in this Plan and the Retention Agreement.

Section 2. Definitions.

For purposes of this Plan, the following terms shall have the following meanings:

2.1 “2018 Retention Payment” shall mean, with respect to any Participant, the 2018 retention payment as reflected in such Participant’s Retention Agreement.

2.2 “2019 Retention Payment” shall mean, with respect to any Participant, the 2019 retention payment as reflected in such Participant’s Retention Agreement.

2.3 “Company” shall mean Diamond Offshore Drilling, Inc. and/or its Subsidiaries.

2.4 “Compensation Committee” shall mean the Compensation Committee of the Board of Directors of the Company.

2.5 “Good Standing” shall mean the Participant:

(i) has remained actively employed by the Company from the date of the applicable Retention Agreement through the payment date, not on a leave of any kind (other than a legally protected leave) and not subject to any performance improvement plan; and

(ii) has remained at all times in full compliance with all agreements between the Participant and the Company and all policies of the Company.

2.6 “Participant” shall mean an employee of the Company who has been designated to participate in the Plan by the Compensation Committee and has received and executed a Retention Agreement.

2.7 “Payment” shall mean the 2018 Retention Payment and/or the 2019 Retention Payment, as applicable.

2.8 “Person” shall mean any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

2.9 “Plan” shall mean this Diamond Offshore Executive Retention Plan.

2.10 “Retention Agreement” shall mean an agreement between the Company and a Participant setting forth terms and conditions with respect to such Participant’s Retention Payments. Such agreement shall be in such form or forms as the Compensation Committee shall determine.

2.11 “Retention Payments” shall mean, with respect to any Participant, the 2018 Retention Payment, if any, and/or the 2019 Retention Payment, if any, as applicable, with respect to such Participant.

2.12 “Subsidiary” shall mean any entity in which the Company directly or indirectly owns more than 50% of the outstanding equity or other ownership interests.

Section 3. Administration.

This Plan shall be administered by the Compensation Committee. The Compensation Committee shall have full authority, in its sole and absolute discretion, to construe and interpret this Plan and the Retention Agreements entered into pursuant to this Plan and (i) to select the Participants; (ii) to determine the Retention Payments for each Participant to be set forth in such Participant’s Retention Agreement; (iii) to determine the other terms and conditions of each Participant’s Retention Agreement; (iv) to determine whether all conditions precedent to the Retention Payments have been satisfied, including, but not limited to, whether the employee has been employed in Good Standing through the payment date; (v) to exercise its discretion with respect to the powers and rights granted to it as set forth in this Plan; and (vi) generally, to exercise such powers, to perform such acts and to take any and all action as deemed necessary or advisable to promote the best interests of the Company with respect to this Plan. All decisions and determinations by the Compensation Committee in the exercise of this power shall be final, binding and conclusive upon the Company, the Participants and all other Persons having any interest therein.

To the extent that this Plan and the Retention Agreements are assigned to a successor employer, the Compensation Committee’s role as described in Section 3 shall be replaced by an appropriate body as designated by the successor employer, and the Company shall have no further liability with respect to this Plan and the Retention Agreements.

Section 4. Retention Agreements.

The Compensation Committee shall cause the Company to prepare and execute a Retention Agreement for each Participant.

4.1 Retention Payments. Each Retention Agreement shall set forth the terms and conditions pursuant to which the Retention Payments shall be payable. Notwithstanding any provision herein to the contrary, the Company shall have no obligation to make a payment thereunder in the event that (i) in the case of the 2018 Retention Payment, the Participant’s employment with the Company terminates for any reason prior to the date of payment of such 2018 Retention Payment, the Participant is not in Good Standing through the date of payment or the Participant has on or before such date of payment served notice to terminate his or her employment, and (ii) in the case of the 2019 Retention Payment, the Participant’s employment with the Company terminates for any reason prior to the date of payment of such 2019 Retention Payment, the Participant is not in Good Standing through the date of payment or the Participant has on or before such date of payment served notice to terminate his or her employment.

4.2 General. Upon execution by the Company and a Participant, each Retention Agreement shall be a binding obligation of the Company and such Participant.

Section 5. Assignments.

This Plan shall be binding upon and shall inure to the benefit of the Company and its successors and assigns, and the Company shall have the right to assign its obligations under this Plan and any Retention Agreements, in whole or in part, to any successor employer or its affiliates, in which case the Company shall have no further liability with respect to the assigned obligations pursuant to this Plan and the Retention Agreements.

Section 6. Effective Date; Amendments.

6.1 This Plan is effective as of January 1, 2017.

6.2 This Plan, and all awards made hereunder, may be amended or modified upon the approval of the Compensation Committee, provided that no such amendment or modification shall be effective with respect to any Participant or any Participant’s Retention Agreement if such amendment or modification is adverse to such Participant unless such Participant consents in writing to such modification or amendment.

Section 7. General.

7.1 This Plan and the granting of Retention Payments, as well as the other obligations of the Company under this Plan, shall be subject to, and is intended to comply with, all applicable federal and state laws, rules and regulations. The place and administration of this Plan shall be conclusively deemed to be within the State of Texas and the validity, construction, interpretation, administration and effect of this Plan, and the rights of any and all Persons having or claiming to have an interest therein or thereunder shall be governed by, and determined exclusively and solely in accordance with, the laws of the State of Texas, to the extent not superseded by applicable federal law. If any provisions of this Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other provisions of this Plan or part thereof, each of which shall remain in full force and effect.

7.2 Notwithstanding any provision herein to the contrary, no provision in this Plan or in the Retention Agreement shall be interpreted to obligate the Company to retain a Participant in its employ for any period of time or to interfere with or limit in any way the right of the Company to terminate such Participant’s employment. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be considered to create a trust or fund of any kind or fiduciary relationship between the Company or any successor employer or any of its affiliates and any Participant or any of its other employees or a security interest of any kind in any property of the Company or any successor employer or any of its affiliates in favor of any Participant herein or any other Person.

7.3 The Company shall withhold from any amount payable hereunder to a Participant such amount as shall be sufficient to satisfy all Federal, state, local, and foreign withholding tax requirements relating thereto.

7.4 No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

7.5 Participants will not be eligible to accelerate or defer payments of Retention Payments under this Plan for any reason.

7.6 It is intended that payments under this Plan meet the short-term deferral exception under Internal Revenue Code Section 409A (including, but not limited to, any future amendments to Code section 409A, and any other Internal Revenue Service (“IRS”) or other governmental rulings, regulations or interpretations (collectively, “Section 409A”)). If not exempt, the payments and benefits payable pursuant to this Plan and any Retention Agreement are intended to comply with Section 409A, to the extent the requirements of Section 409A are applicable hereto, and the provisions of this Plan and any Retention Agreement shall be construed and administered in a manner consistent with that intention. In furtherance thereof, if payment or provision of any amount or benefit hereunder that is subject to Section 409A at the time specified herein would subject such amount or benefit to any additional tax under Section 409A, the payment or provision of such amount or benefit shall be postponed to the earliest commencement date on which the payment or provision of such amount or benefit could be made without incurring such additional tax. In addition, to the extent that any IRS guidance issued under Section 409A would result in the Participant being subject to the payment of interest or any additional tax under Section 409A, the Company shall, to the extent reasonably possible and as allowed by applicable treasury regulations, amend this Plan in order to avoid the imposition of any such interest or additional tax under Section 409A, which amendment shall have the minimum economic effect necessary and be reasonably determined in good faith by the Company. Without limiting the foregoing, the terms “terminates” or “termination of employment” or similar terms used in this Plan shall be interpreted to mean to occur when a “separation of service” occurs as defined under Section 409A.

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